UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  February 1, 2017

ARROW FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

New York	000-12507	22-2448962
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 Glen Street Glens Falls, NY	12801
(Address of principal executive offices)	(Zip Code)

(518) 745-1000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act.
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

New Employment Agreement for CEO Murphy.  On February 1, 2017, Arrow Financial Corporation (the “Company”) executed a new three-year employment agreement with Thomas J. Murphy, President and Chief Executive Officer of the Company and President and Chief Executive Officer of the Company’s lead subsidiary bank, Glens Falls National Bank and Trust Company (“GFNB”).  The new agreement, which became effective on February 1, 2017, replaced a similar three-year employment agreement entered into by the Company with Mr. Murphy in early 2016.
Under the new agreement, Mr. Murphy’s annual base salary will be $440,000, an increase of $40,000 from his previous annual base salary. During the term of the agreement, Mr. Murphy’s annual base salary may be increased but may not be decreased. Under the new agreement, in addition to receiving the benefits available to salaried employees generally (e.g., medical, dental and life insurance coverage, participation in the qualified retirement plan), Mr. Murphy is also eligible to participate in certain other compensation and benefit plans available to key employees, including the annual incentive (bonus) plan, the long-term equity incentive plan, and the supplemental executive retirement plan.
The agreement provides that if, during the term of the agreement, the Company and/or GFNB terminates Mr. Murphy’s employment, other than for cause (as defined), or the executive terminates his own employment with the Company and/or GFNB, for good reason (as defined), he will receive a lump-sum payment equal to (a) the dollar amount of base salary payable to him during the remaining term of his agreement, or (b) one year's base salary, whichever is greater.
Also under the agreement, if during the term of the agreement there is a change of control (as defined) of the Company and, within 12 months after such change of control, (a) the Company and/or GFNB terminates the employment of Mr. Murphy, other than for cause, or (b) Mr. Murphy terminates his own employment with the Company and/or GFNB, for good reason, he will be entitled to receive an aggregate dollar amount, payable in installments over a two-year period following the date of his termination (or in a lump-sum, in the event of unforeseeable emergency), equal to approximately three times his average annual taxable compensation for the five years preceding the change of control, subject to downward adjustment to reflect the value of any other “change of control” payments or benefits he might receive following such change of control. Additionally, he shall be entitled to receive, for a period of two years following the date of his termination, medical, dental and life insurance coverage that is generally equivalent to the coverage held by him on such date, subject to employee cost sharing. However, under no circumstances will he receive any payment under this change of control provision if such payment would constitute an “excess parachute payment” under the tax laws.

The agreement contains a non-competition provision that is triggered upon termination of Mr. Murphy’s employment with the Company and/or GFNB.
The agreement also provides that, on or before each anniversary of the effective date of the agreement, the Board of Directors of the Company and the Board of Directors of GFNB will consider and vote upon a proposal to replace Mr. Murphy’s existing agreement with a new three-year employment agreement containing provisions at least as favorable to the executive as his current agreement on the date of such consideration.
New Employment Agreements for SVPs DeMarco and Kaiser.  On February 1, 2017, the Company executed new two-year employment agreements with each of (i) David S. DeMarco, a Company Senior Vice President and President and Chief Executive Officer of Saratoga National Bank and Trust Company, the Company’s other banking subsidiary (“SNB”) and (ii) David D. Kaiser, a Company Senior Vice President and the Chief Loan Officer of GFNB. The new agreements, which became effective on February 1, 2017, replaced similar two-year employment agreements previously entered into by the Company with Mr. DeMarco and Mr. Kaiser in early 2016.
Under the new agreements, Mr. DeMarco’s annual base salary will be $265,000, an increase of $15,000 from his previous annual base salary, and Mr. Kaiser’s annual base salary will be $225,000, an increase of $15,000 from his previous annual base salary . During the term of the agreements, the executives’ annual base salaries may be increased but may not be decreased. Under the new agreements, each executive, in addition to receiving the benefits available to salaried employees generally (e.g., medical, dental and life insurance coverage, participation in the qualified retirement plan), is also eligible to participate in certain other benefit and compensation plans available to key employees, including the annual incentive (bonus) plan, the long-term equity incentive plan, and the supplemental executive retirement plan.
Each agreement provides that if, during the term of the agreement, the Company and/or SNB or GFNB, as applicable, terminates the employment of the executive, other than for cause (as defined), or he terminates his own employment with the Company and/or SNB or GFNB, as applicable, for good reason (as defined), he will receive a lump-sum payment equal to (a) the amount of base salary payable to him during the remaining term of his agreement, or (b) one year's base salary, whichever is greater.
Also, under each agreement, if during the term of the agreement there is a change of control (as defined) of the Company and, within 12 months after such change of control, (a) the Company and/or SNB or GFNB, as the case may be, terminates the employment of the executive, other than for cause, or (b) the executive terminates his own employment with the Company and/or SNB or GFNB, as the case may be, for good reason, he will be entitled to receive an aggregate dollar amount, payable in installments over a two-year period following the date of his termination (or in a lump-sum, in the event of unforeseeable emergency), equal to approximately two times his average annual taxable compensation for the five years preceding the change of control, subject to downward adjustment to reflect the value of any other “change of control” payments or benefits he might receive following such change of control. Additionally, the executive shall be entitled to receive, for a period of two years following the date of his termination, medical, dental and life insurance coverage that is generally equivalent to the coverage held by him on such date, subject to employee cost sharing. However, under no circumstances will the executive receive any payment under this change of control provision if such payment would constitute an “excess parachute payment” under the tax laws.

Each agreement contains a non-competition provision that is triggered upon termination of the executive’s employment with the Company and/or SNB or GFNB, as applicable.
Each agreement also provides that, on or before each anniversary of the effective date of the agreement, the Board of Directors of the Company and/or the Board of Directors of SNB or GFNB, as applicable, will consider and vote upon a proposal to replace the existing agreement with a new two-year employment agreement containing provisions at least as favorable to the executive as his current agreement on the date of such consideration.
Retirement of CFO Goodemote. On February 1, 2017, Terry R. Goodemote, Executive Vice President, Treasurer and Chief Financial Officer of the Company and Senior Executive Vice President, Treasurer and Chief Financial Officer of GFNB, informed the Company of his intention to retire from all positions he holds as an officer of the Company, GFNB and their affiliates, effective as of the date of hire of his successor. Mr. Goodemote may remain employed with the Company after such date in an advisory capacity to support the transition to his successor. The Employment Agreement effective February 1, 2016 by and among the Company, GFNB and Mr. Goodemote is not being renewed or replaced at this time, but will continue in effect until it is terminated.
The press release related to Mr. Goodemote’s retirement is attached to this Current Report on Form 8-K as Exhibit 99.

Item 9.01 - Financial Statements and Exhibits

Exhibits:

Exhibit No.	Description
10.1	Employment Agreement between the Company and Thomas J. Murphy effective February 1, 2017
10.2	Employment Agreement between the Company and David S. DeMarco effective February 1, 2017
10.3	Employment Agreement between the Company and David D. Kaiser effective February 1, 2017
99	Arrow Financial Corporation Press Release dated February 7, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW FINANCIAL CORPORATION

Dated: February 7, 2017            By:     /s/ Thomas J. Murphy

Thomas J. Murphy, President and Chief
Executive Officer